Confidential – Execution Document

Addendum V to
SOW 8 to BDA No. N-A-1

This ADDENDUM amends and supplements the SOW 8 to BDA No. N-A-1, effective August 17, 1999 (“Agreement”) between [************]1 and Peerless Systems Corporation, previously having its principal place of business at 2381 Rosecrans Avenue, Suite 400, El Segundo, CA 90245 (“Customer”).  The parties acknowledge that Peerless’ principal place of business is presently 2361 Rosecrans Avenue, Suite 440, El Segundo, CA 90245.

The Agreement shall remain in full force and effect, except that it shall be modified as set forth in this Addendum.  Any capitalized terms which are not defined in this Addendum shall have the meaning set forth in the Agreement.  Should a conflict arise between this Addendum and the Agreement, the provisions of this Addendum shall control.

The parties hereby agree that the Agreement shall be and hereby is modified as follows:

[************]1

IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be executed by duly authorized representatives of the parties.

SIGNATURE

[************][1]	Peerless Systems Corporation

Signature: /s/ Edward Gaughan

Name: Edward Gaughan

Title: President

Date: April 5, 2009

1 Material omitted pursuant to Confidentiality Treatment Request with the Securities and Exchange Commission.